EXHIBIT 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-60430, 333-38696, 333-76804, 333-92232, 333-131697 and 333-134654) and in the Registration Statements on Form S-3 (Nos. 333-87858, 333-111306 and 333-143198) of Allos Therapeutics, Inc. of our report dated February 25, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Denver, Colorado

February 25, 2008